UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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LoJack Corporation

(Name of Registrant as Specified In Its Charter)

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LOJACK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 18, 2006

You are hereby notified that the annual meeting of shareholders of LoJack Corporation (the “Company”) will be held on the 18th day of May 2006 at 10:00 a.m. at the Dedham Hilton, 25 Allied Drive, Dedham, Massachusetts 02026 (the “Meeting”), for the following purposes:

1. To consider and act upon a proposal to fix the number of directors of the Company at seven (7) and to elect seven (7) directors for the ensuing year.

2. To consider and act upon a proposal to ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for 2006.

3. To consider and act upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 20, 2006, as the record date for the Meeting. Only shareholders on the record date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors,

THOMAS A. WOOTERS, Clerk

March 31, 2006

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the Meeting personally. Your cooperation is greatly appreciated.

CANADIAN RESIDENTS: If you hold Exchangeable Shares and you wish to direct the Trustee to cast the votes represented by your Exchangeable Shares attached to the Special Voting Preferred Stock, you should follow carefully the instructions provided by the Trustee, which accompany this proxy statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instruction and the manner of revoking the instruction.

LOJACK CORPORATION

Executive Offices

200 Lowder Brook Drive, Suite 1000

Westwood, Massachusetts 02090

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are being mailed by LoJack Corporation (“the Company”) to the holders of record of the Company’s outstanding shares of common stock, $.01 par value (“Common Stock”) commencing on or about April 12, 2006. The accompanying proxy is being solicited by the Board of Directors of the Company (the “Board”) for use at the annual meeting of shareholders of the Company to be held on the 18th day of May 2006 at 10:00 am at the Dedham Hilton, 25 Allied Drive, Dedham, Massachusetts 02026, (the “Meeting”) and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telefax, telex, in person or otherwise, without additional compensation.

The Company has Special Voting Preferred Stock outstanding. Certain former Canadian shareholders of Boomerang Tracking Inc. received Exchangeable Shares in ExchangeCo Canada Inc., a wholly owned subsidiary of Company, which are exchangeable on a one for one basis for Common Stock, and which can direct the voting of the Special Voting Preferred Stock. The Special Voting Preferred Stock has a number of votes equal to the outstanding number of Exchangeable Shares on the record date. This proxy statement and the accompanying instructions for voting also are being mailed to the holders of record of the Company’s outstanding Exchangeable Shares commencing on or about April 12, 2006.

Only shareholders of record on the record date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The Board has fixed March 20, 2006, as the record date for the Meeting. On March 20, 2006, there were issued and outstanding 19,042,391 shares of Common Stock and 23,472 Exchangeable Shares with the right to direct the 23,472 votes of the Special Voting Preferred Stock. Each share of Common Stock is entitled to one vote per share and each Exchangeable Share is entitled to direct the casting of one vote per share.

The Company’s Bylaws provide that a quorum shall consist of the representation at the Meeting, in person or by proxy, of shareholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to cast at the Meeting. The affirmative vote of a plurality of the votes properly cast at the Meeting, either in person or by proxy, is required for the election of directors. The affirmative vote of a majority of the votes properly at the Meeting, either in person or by proxy, is required for the approval of any other business which may properly be brought before the Meeting or any adjournment or postponement thereof.

All shares of Common Stock represented by valid proxies which the Company receives and all Exchange Shares as to which the Company receives voting instructions prior to the date of, or at, the Meeting will be counted for purposes of determining the presence of a quorum for taking action on the proposals set forth below and be voted as specified in the proxies or voting instructions. With regard to the election of directors, votes may be cast in favor of all director nominees, cast in favor of particular director nominees, left blank or withheld. Votes that are left blank will be voted FOR the election of the directors named on the proxy; votes that are withheld have no effect on the election of directors. With regard to ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company, votes may be cast in favor, cast against, cast as an abstention or left blank. Votes that are cast as an abstention will have no effect on the ratification of Deloitte & Touche LLP as auditors. Votes that are left blank will be voted FOR the ratification of Deloitte & Touche LLP as auditors. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Abstentions may be specified on all proposals, other than the election of directors, and will be counted as present for purposes of determining a quorum. Proxies that are returned which are left blank or for which a vote is withheld will also be counted as present for purposes of determining a quorum. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will not be treated as voted shares and, accordingly, will have no effect on the ratification of the appointment of Deloitte & Touche LLP as auditors or any other proposal which requires the affirmative vote of a majority of the votes properly cast at the Meeting.

When a proxy or voting instructions is returned, prior to the date of, or at, the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the shareholder’s instructions indicated on the proxy or voting instructions. Each shareholder is urged to specify the shareholder’s choices on the enclosed proxy or voting instructions. Sending in a proxy or voting instructions will not affect a shareholder’s right to attend the Meeting and vote in person. A proxy or voting instruction may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy or voting instructions bearing a later date or by voting in person by ballot at the Meeting. A shareholder’s attendance at the Meeting will not by itself revoke a proxy.

The Company’s website address is included several times in this proxy statement as a textual reference only and the information in the Company’s website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board has proposed that the number of directors of the Company be fixed at seven (7) and seven (7) directors be elected to serve until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified. It is intended that the proxies and voting instructions solicited by the Board will be voted in favor of the seven (7) nominees named below, unless otherwise specified on the proxy. Ronald J. Rossi, Larry C. Renfro and Lee T. Sprague are not standing for re-election to the Board. All of the nominees except Maria Sharpe are current members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company.

Meetings of the Board and Committees

The Board met seven times and acted once by written consent during the fiscal year ended December 31, 2005. The Board has standing Audit, Compensation and Nominating/Corporate Governance Committees. During the fiscal year ended December 31, 2005, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director and (ii) the total number of meetings of each committee on which he or she served during the period that he or she served on such committee. The following members of the Board have been determined by the Board to be independent under applicable NASDAQ listing standards: John H. MacKinnon, Robert J. Murray, Larry C. Renfro, Robert L. Rewey, Harvey Rosenthal and Lee T. Sprague.

The Compensation Committee consists of Harvey Rosenthal (Chairperson), Lee T. Sprague, Robert J. Murray and Robert L. Rewey. The Compensation Committee reviews the Company’s compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The Compensation Committee met four times during the fiscal year ended December 31, 2005.

The Audit Committee consists of John H. MacKinnon (Chairperson), Larry C. Renfro and Harvey Rosenthal. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audit of its financial statements. The Audit Committee appoints and confers with the Company’s independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants, and meets with such independent accountants and with the Company’s financial personnel to review the adequacy of the Company’s accounting principles, financial controls and policies. The Board has adopted a written charter for the Audit Committee which is reviewed and reassessed on an annual basis. The Audit Committee charter is available at the Company’s website at www.lojack.com under the heading “Investors.” The Board has determined that John H. MacKinnon is an “audit committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and NASDAQ. The Audit Committee held ten meetings during the fiscal year ended December 31, 2005.

The Nominating/Corporate Governance Committee consists of Robert L. Rewey (Chairperson), John H. MacKinnon, Robert J. Murray and Lee T. Sprague, who are “independent” under applicable NASDAQ listing standards and under the Nominating/Corporate Governance Committee’s charter. The primary objectives of the Nominating/ Corporate Governance Committee are to assist the Board by: (i) identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending that the Board select a group of director nominees for each annual meeting of the Company’s shareholders; (ii) recommending nominees to fill any vacancies which may occur during the year; (iii) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board shall have the benefit of qualified and experienced “independent” directors (as that term is defined by applicable SEC and NASDAQ rules and regulations); (iv) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company; leading the Board in the annual evaluation of the performance of committees and of the Board as a whole; and (v) performing other tasks such as studying the size, committee structure or meeting frequency of the Board. The Board has adopted a charter for the Nominating/Corporate Governance Committee which is available at the Company’s website at www.lojack.com under the heading “Investors.” The Nominating/Corporate Governance Committee met once in 2005.

The Nominating/Corporate Governance Committee seeks individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommends director nominees for selection by the Board for nomination to fill expiring terms of directors at each annual meeting of shareholders. The Nominating/Corporate Governance Committee also considers candidates for nominees as directors of the Company who are recommended by shareholders entitled to do so under the Company’s Bylaws.

In the event that the Nominating/Corporate Governance Committee or the Board identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating/ Corporate Governance Committee will initiate a search process and keep the Board apprised of progress. The Nominating/Corporate Governance Committee may seek input from members of the Board, the Chief Executive Officer and other management and, if necessary, hire a search firm. In addition, as a matter of policy, the Nominating/ Corporate Governance Committee will consider candidates for Board membership properly recommended by shareholders. The initial candidate or candidates, including anyone recommended by a shareholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board, will then be reviewed and evaluated by the Nominating/Corporate Governance Committee; the evaluation process for candidates recommended by shareholders is identical to the process used to evaluate candidates recommended by any other source.

To be considered by the Nominating/Corporate Governance Committee a shareholder recommendation for a nominee must be made by written notice to the Chair of the committee and the Clerk of the Company, containing, at a minimum, the name, appropriate biographical information and qualification of the nominee. In considering shareholder recommendations for nominees, the Nominating/Corporate Governance Committee may request additional information concerning the nominee or the applicable shareholder or shareholders.

In considering candidates to serve as directors, the Nominating/Corporate Governance Committee seeks individuals who have qualities which the Nominating/Corporate Governance Committee believes will be effective in serving the Company’s best interests. Generally, selection criteria will include the candidate’s character, judgment and experience, including technical expertise, industry experience and familiarity with national, international and competitive issues facing the Company.

In 2005, the Company did not pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. The Company did not receive any shareholder recommendations or nominations for the Board for election at the Meeting, except the nominations made by the Board which includes members who are shareholders. All of the nominees for election at the Meeting except Maria Sharpe are current members of the Board.

The Company’s policy with regard to Board members’ attendance at annual meetings is that Board members are expected to attend. Ordinarily a Board meeting is held immediately following the annual meeting. All Board members attended last year’s annual meeting.

Compensation of Directors

Each non-employee director of the Company who attends a minimum of four Board meetings in a year is entitled to an annual stipend of $20,000, payable one-half in cash and one half in restricted stock. Directors also receive stock options, as described below, as well as $1,500 for each Board meeting attended and $1,000 for each Board committee meeting attended. Robert J. Murray has been designated as the lead director to chair and lead meetings limited to independent directors. The Lead Director and the Chairperson of the Audit Committee each receive an annual stipend of $5,000. The Chairperson of the Nominating/Governance Committee and of the Compensation Committee each receive an annual stipend of $3,000. Directors are reimbursed for reasonable out of pocket travel, hotel and incidental expenses for each Board meeting attended.

Non-employee directors are eligible to receive options (“Non-Employee Director Options”) under the Company’s 2003 Stock Incentive Plan. Non-Employee Director Options are nonqualified stock options. The exercise price of shares subject to Non-Employee Director Options is equal to the fair market value of the shares of Common Stock on the date of the grant. Non-Employee Director Options have a term of ten years and become exercisable in two equal annual installments beginning on the date of the next annual meeting of shareholders following the date of grant, subject to becoming immediately and fully exercisable upon the occurrence of certain change in control events or as otherwise provided by the terms of the 2003 Stock Incentive Plan.

Pursuant to the 2003 Stock Incentive Plan, on the third business day following an annual meeting of shareholders, each eligible non-employee director elected or re-elected at such meeting receives Non-Employee Director Options to purchase 5,000 shares of Common Stock. Any non-employee director elected other than at the annual meeting of shareholders is granted a Non-Employee Director Option to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of shareholders. Pursuant to the 2003 Stock Incentive Plan, a Non-Employee Director Option to purchase 5,000 shares of Common Stock was granted to each non-employee director elected or re-elected at the annual meeting of shareholders held on May 19, 2005, at an exercise price of $15.06 per share, the fair market value of the shares on the date of grant.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors:

Name	Age	Present Principal Employer and Prior Business Experience
Joseph F. Abely	53	Mr. Abely became Chief Executive Officer of the Company in February 2005. He joined the Company in October 1988 as Senior Vice President and Chief Financial Officer and was named President and Chief Operating Officer in January 1996. He became a director in November 2000. Mr. Abely joined the accounting firm of Deloitte Haskins & Sells in 1976 and served as a partner from 1985 until October 1988. Mr. Abely is a Certified Public Accountant. Mr. Abely serves as a member of the Board of Carroll Center for the Blind, Inc., a non-profit organization.

Robert J. Murray	64	Mr. Murray has served as a director of the Company since 1992, and as Lead Director since May 2003. Mr. Murray was Chairman of the Board of New England Business Service, Inc. from December 1995 until June 2004. Mr. Murray also served as Chief Executive Officer of New England Business Services, Inc. from December 1995 to December 2003. From January 1991 to December 1995, Mr. Murray was Executive Vice President, North Atlantic Group, of The Gillette Company. Prior to January 1991, Mr. Murray served as Chairman of the Board of Management of Braun AG, a subsidiary of The Gillette Company headquartered in Germany. He has held a variety of other management positions at The Gillette Company since 1961. Mr. Murray also serves on the Boards of Directors of The Hanover Insurance Group (formerly Allmerica Financial Corporation), Tupperware Corporation, IDEXX Laboratories, Inc. and Delhaize Group, an international Belgian food retailer.

Harvey Rosenthal	63	Mr. Rosenthal has served as a director of the Company since 1997 and Chairperson of the Compensation Committee since 2002. Mr. Rosenthal held the offices of President and Chief Operating Officer and was a member of the Board of Directors of Melville Corporation (now known as CVS Corporation) from 1994 to 1996. From 1984 to 1994, Mr. Rosenthal was the President and Chief Executive Officer of the CVS Division of Melville Corporation. Mr. Rosenthal also serves on the Boards of Trustees of EQ Advisors Trust, the Dana-Farber Cancer Institute and the New England Foundation for the Arts.

Maria Renna Sharpe	47	Ms. Sharpe has been Vice President of UST Inc. responsible for overseeing the company’s Human Resources functions since May 2004. In January 2005, Ms. Sharpe was also appointed Assistant Corporate Secretary. Prior to joining UST, from May 1994 to July 2003, Ms. Sharpe held several senior human resources and legal positions at PepsiCo, Inc., including Chief Human Resources Attorney, Vice President of Worldwide Compensation, and most recently, Vice President of Worldwide Benefits. Previously, she held positions as senior tax attorney and tax consultant for Exxon Mobil Corporation and PricewaterhouseCoopers LLP. Ms. Sharpe received a BS degree in accounting, cum laude from Syracuse University and a JD degree from Boston University, where she was a Justice Edward F. Hennessey Scholar. She is also admitted to the practice of law in New York, New Jersey and Texas.

John H. MacKinnon	65	Mr. MacKinnon has served as a director of the Company and Chairperson of the Audit Committee since 2000. Mr. MacKinnon joined PricewaterhouseCoopers LLP in 1968 and was a partner from 1978 until his retirement in 1999. Mr. MacKinnon also serves on the Board of Directors of Community Service Stations, Inc., BioSphere Medical, Inc., National Datacomputer, Inc. and Technical Manufacturing Corporation. Mr. MacKinnon is a Certified Public Accountant and is active in community affairs, including serving on the Boards of Trustees of Emmanuel College, Blessed John XXIII National Seminary and Laboure College.

Robert L. Rewey	67	Mr. Rewey has served as a director of the Company and Chairperson of the Nominating/Corporate Governance Committee since 2002. Prior to joining the Board, Mr. Rewey spent 38 years with Ford Motor Company, serving as Group Vice President of North American Operations & Global Consumer Services from 2000 to 2001 and of Global Sales, Marketing & Service from 1998 to 2000, Vice President of Sales, Marketing & Customer Service for North America from 1988 to 1998, President of Ford Division and Vice President of Ford Motor Company from 1985 to 1988, President of Lincoln-Mercury and Vice President of Ford Motor Company from 1984 to 1985, National Sales & Marketing Manager of Lincoln-Mercury from 1977 to 1984 and in other sales and service capacities from 1963 to 1977. Mr. Rewey also serves on the Boards of Directors of Sonic Automotive, Inc. and Speedway Motors, Inc., and is active in business and community affairs.

Richard T. Riley	49	Mr. Riley has served as President and Chief Operating Officer and member of the Board of Directors of the Company since February 2005. Prior to joining the Company, Mr. Riley served as an officer and director of New England Business Service, Inc., or NEBS, a public company listed on the New York Stock Exchange. He served as President and Chief Operating Officer from 2002 to 2003 and as President, Chief Executive Officer and Chief Operating Officer from 2003 to 2004. Prior to that, he served as a Senior Vice President from 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001 and as President of Rapidforms (acquired by NEBS in 1997) from 1992 to 2000. Mr. Riley served as a director of NEBS from 2002 to 2004. Mr. Riley is a Certified Public Accountant. He serves as a member of the Board of Directors of VistaPrint USA Incorporated, a publicly held company in the printing and graphic arts business, and Micro-Coax, Inc., a manufacturer of microwave and cable products, a privately held company.

The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board.

Required Vote

The approval of a plurality of the votes properly cast is required for the election of directors.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board has unanimously appointed and, although shareholder approval is not legally required, has voted to recommend that shareholders ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2006. In the event the shareholders do not ratify the appointment, the Company anticipates that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year. However, any such vote would be considered in connection with the appointment of auditors for 2007. A representative of Deloitte & Touche LLP plans to be present at the Meeting, will have the opportunity to make a statement, and is expected to be available to respond to questions.

Required Vote

The approval of a majority of the votes properly cast is required to ratify the appointment of Deloitte & Touche LLP as independent auditors.

The Board recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2006.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides a summary as of December 31, 2005, of shares of Common Stock reserved for issuance pursuant to all of the Company’s equity compensation plans (the LoJack Corporation 2003 Stock Incentive Plan and the LoJack Corporation Employee Stock Purchase Plan).

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,462,491	$7.85	690,269
Equity compensation plans not approved by security holders	—	—	—
Total	2,462,491	$7.85	690,269

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and notes present the compensation earned in each of the three prior fiscal years by (i) all individuals serving as the Company’s Chief Executive Officer or in a similar capacity during the fiscal year ended December 31, 2005 and (ii) the Company’s other four most highly compensated executive officers during the fiscal year ended December 31, 2005 (the “Named Executive Officers”).

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year Ended	Salary	Bonus	Other Annual Compensation		Securities Underlying Options (2)		Restricted Stock Awards (4)	All Other Compensation (5)
Joseph F. Abely Chief Executive Officer (President through January 31, 2005)	12/31/05 12/31/04 12/31/03	$367,499 299,849 275,113	$289,125 193,500 129,694	— — —		35,000 28,000 70,000		$177,125 79,380 —	$72,297 28,553 29,475

Richard T. Riley President and Chief Operating Officer (beginning February 1, 2005)	12/31/05	292,500	230,529	—		40,000		142,600	12,786

William R. Duvall Executive Vice President and Chief Technology Officer	12/31/05 12/31/04 12/31/03	256,244 241,144 219,277	166,086 134,375 86,463	— — —		15,000 15,000 40,000		74,393 45,525 —	49,832 19,749 16,368

Thomas A. Wooters Executive Vice President and General Counsel	12/31/05 12/31/04 12/31/03	240,877 239,519 13,558	149,202 123,669 —	— — —		15,000 — 90,000	(3)	74,393 — —	24,478 4,316 —

Kevin M. Mullins Senior Vice President and General Manager (Vice President, Sales through February 18, 2005)	12/31/05 12/31/04 12/31/03	213,135 196,422 185,833	134,131 106,750 70,294	— — —		10,000 10,000 30,000		49,595 28,350 —	35,284 15,194 15,197

Ronald J. Rossi Chairman (CEO through January 31, 2005)	12/31/05 12/31/04 12/31/03	140,000 356,731 350,000	— 225,750 162,750	— $60,687 54,540	(1) (1)	20,000 40,000 100,000		99,190 113,400 —	4,058 8,025 7,820

(1)	Includes a monthly housing allowance of $3,750 and the fair market value of the use of a Company automobile, which was $11,930 and $9,540 in 2004 and 2003, respectively. The amount reimbursed to Mr. Rossi for his automobile for each year was discounted for personal use of the vehicle.

(2)	These options are non-qualified options issued under the LoJack Corporation 2003 Stock Incentive Plan or the predecessor Restated and Amended Stock Incentive Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date of grant).
(3)	These options vest in two equal installments commencing on the first anniversary of the date of grant, and are subject to earlier vesting upon the occurrence of certain change in control events.
(4)	These restricted shares vest in three equal installments commencing on the first anniversary of the date of grant and are subject to forfeiture until the third anniversary of the grant date or upon the occurrence of certain change of control events.
(5)	Includes the Company’s match of the executive officer’s contribution to the Company’s 401(k) plan, the Company’s match of the executive officer’s contribution to the Executive Officer Deferred Compensation Plan and, to the extent applicable, separate disability policy premiums and the portion of family medical insurance premiums otherwise payable by the executive officer.

Option Grants in the Fiscal Year

The following table shows all options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2005 and the potential realizable value at stock price appreciation rates of 5% and 10% over the ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the SEC and are not intended to forecast possible future appreciation, if any, in the Company’s stock price. The Company did not use an alternative present value formula permitted by SEC rules because the Company is not aware of such a formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

	Option Grants in Last Fiscal Year
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
Richard T. Riley	40,000	13.4%	$14.26	02/01/2015	$358,720	$909,072
Joseph F. Abely	35,000	11.8%	14.17	03/10/2015	311,899	790,416
Ronald J. Rossi	20,000	6.7%	14.17	03/10/2015	178,228	451,766
William R. Duvall	15,000	5.0%	14.17	03/10/2015	133,671	338,750
Thomas A. Wooters	15,000	5.0%	14.17	03/10/2015	133,671	338,750
Kevin M. Mullins	10,000	3.4%	14.17	03/10/2015	89,114	225,833

(1)	All options granted are Senior Management Options, as defined in the Restated and Amended Stock Incentive Plan. These options are non-qualified options issued under the LoJack Corporation 2003 Stock Incentive Plan or the predecessor Restated and Amended Stock Incentive Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date of grant). These options vest in four equal installments commencing on the first anniversary of the date of grant, and are subject to earlier vesting upon the occurrence of certain change in control events.
(2)	The exercise price per share is the fair market value of the underlying shares of Common Stock on the date of grant.
(3)	The values shown are based on the fair market value of the shares of Common Stock on the date of grant as adjusted to reflect the indicated assumed annual rates of appreciation, compounded annually, less the exercise price of the underlying shares, multiplied by the number of shares underlying the grant at December 31, 2005. Actual gains realized, if any, on Senior Management Option exercises and Common Stock holdings are dependent upon the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in the Fiscal year ended December 31, 2005 and Option Values at December 31, 2005

The following table sets forth information with respect to the Named Executive Officers concerning option exercises in the fiscal year ended December 31, 2005 and the value of options held as of the end of the fiscal year.

Aggregated Option Exercises in Last Fiscal Year and FY End Option Values

Name of Executive Officer	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald J. Rossi	—	—	310,000	100,000	$5,323,800	$1,624,650
Joseph F. Abely	124,470	$1,236,227	179,705	106,000	3,048,299	1,627,485
William R. Duvall	47,500	363,363	179,250	56,250	2,842,034	894,976
Kevin M. Mullins	47,500	388,282	150,000	40,000	2,320,595	643,765
Thomas A. Wooters	—	—	90,000	15,000	1,384,650	149,325
Richard T. Riley	—	—	—	40,000	—	394,600

(1)	Value realized equals the fair market value of the shares of Common Stock underlying the options on the date of exercise, less the exercise price of the shares, times the number of shares acquired, without deducting taxes or commissions paid by the executive officer.
(2)	Value of exercisable and unexerciseable options equals the fair market value of the shares of Common Stock underlying in-the-money options on December 31, 2005 which was $24.13 per share, less the exercise price of the shares, times the number of shares underlying the options outstanding on December 31, 2005.

Deferred Compensation Plan

Under a deferred compensation plan that became effective in 2005, officers of the Company, including the Named Executive Officers, may defer up to 50% of salary and 100% of bonus for a minimum of three years to the date of termination of employment with the Company, death, disability or retirement. At retirement, a participant may elect distribution in a lump sum or in installments. The Company will match participant’s contributions up to a maximum of 6% of compensation at a rate of 50% for participants with less than five years of service, and 100% for participants with five years or more of service. Matching contributions cliff vest after three years, or on death, disability retirement or a change in control.

Each participating officer may request that the deferred amounts be allocated among several available investment options established and offered by the Company, subject to approval by the Company’s Compensation Committee. These investment options are tied to market rates of return and are not subsidized by the Company. The benefit payable under the plan at anytime to a participant following termination of employment is equal to the applicable deferred amounts, plus or minus any earnings or losses attributable to the investment of such deferred amounts. The amount of compensation in any given fiscal year that is deferred by each Named Executive Officer is included in the summary compensation table under the column headings “salary” or “bonus”, as appropriate.

The Company has established a trust for the benefit of participants in the deferred compensation plan. Pursuant to the terms of the trust, as soon as possible after any deferred amounts have been withheld from a plan participant, the Company will contribute such deferred amounts to the trust to be held for the benefit of the participant in accordance with the terms of the plan and the trust. However, the assets in the trust will become available to the Company’s creditors if the Company becomes insolvent or bankrupt. If the funds in the trust are insufficient to pay amounts due under the plan to a participant, the Company remains obligated to pay any deficiency.

Senior Management Bonus Plan

Bonuses for senior executives are based on meeting or exceeding individual goals and corporate revenue and profit targets. Bonuses based on achieving targets range from 20% of base pay to 60% of base pay for the most senior executives. Bonuses for the CEO and COO are based entirely on revenue and profit targets. For other participants, a portion of the bonus will be based on achievement of individual goals, with the balance divided equally between corporate revenue and profit goals achievement. Bonuses are generally paid in the first part of March of the following year.

Change in Control Arrangements

The Company has entered into agreements with each of Joseph F. Abely, Richard T. Riley, William R. Duvall, Thomas A. Wooters, Kevin M. Mullins and Michael Umana providing for certain benefits in the event of a change in control of the Company. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 50% or more of the Company’s outstanding securities normally having the right to vote at elections of directors of the Company. If a tender offer or exchange offer is made for 50% or more of such stock, the executive officer has agreed not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred. Each change in control agreement continues in effect until January 24, 2008, and automatically renews for successive one year terms thereafter; provided, however, that such agreements continue in effect for a period of 12 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change in control agreement, the Company and the executive officer may terminate the executive officer’s employment at any time. Each change in control agreement terminates if either party terminates the executive officer’s employment before a change in control occurs.

With respect to Mr. Abely and Mr. Riley, if, within 90 days before or 12 months after a change in control of the Company, the officer’s employment is terminated (1) by the Company other than for cause, disability or retirement or (2) by the officer, for any reason, the Company has agreed to pay the officer in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 3 times the sum of (i) his base salary on the date of the change in control, and (ii) the highest of target bonus or the highest actual bonus paid for the prior two years. The Company has also agreed to provide the officer with benefits under all employee medical, prescription drug and dental plans, or equivalent benefits, for up to 36 months following such termination, and must provide him with 90 days’ advance notice of termination unless such termination is for cause. With respect to the other officers named above, if, within 90 days before or 12 months after a change in control of the Company, the officer’s employment is terminated (1) by the Company other than for cause, disability or retirement or (2) by the officer, for good reason, the Company has agreed to pay the officer in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the sum of (i) his base salary on the date of the change in control, and (ii) the highest of target bonus or the highest actual bonus paid for the prior two years. The Company has also agreed to provide the officer with benefits under all employee medical, prescription drug and dental plans, or equivalent benefits, for up to 18 months following such termination, and must provide him with 90 days’ advance notice of termination unless such termination is for cause.

Employment Agreement with Ronald J. Rossi

Mr. Rossi’s agreement to serve as Chief Executive Officer was amended, without change in his annual base salary of $350,000, to extend its term for one month to January 31, 2005, at which time he retired as Chief Executive Officer. Under the amended agreement he will be paid compensation at the annual rate of $125,000 through May 31, 2006. He will continue in office as a director and as Chairman of the Board until the Meeting.

Mr. Rossi is required to protect all Company proprietary information, and to disclose and assign to the Company any inventions useful in its business. During the term of the agreement and for one year thereafter, he is prohibited from participating in the ownership or operation of any activity which competes directly with the business of the Company or its subsidiaries.

Stock Performance Graph

The following line graph compares the yearly percentage change in the cumulative shareholder return on the Company’s Common Stock to the NASDAQ Market Index and a Company-selected peer group index over the five-year period beginning December 31, 2000 and ending December 31, 2005. Cumulative shareholder return has been measured on a weighted-average basis based on market capitalizations of the component companies comprising the peer group index at the close of trading on the last trading day preceding the beginning of each year assuming an initial investment of $100 and reinvestment of dividends.

The Company’s peer group index consists of Audiovox Corporation, Directed Electronics, Inc., I. D. Systems, Inc., Ituran Location & Control Ltd., Garmin Ltd., Numerex Corporation and Trimble Navigation Ltd. The Company selects its peers based on products and markets similar to the Company’s. The Company notes that in the past 12 months the number of companies developing and marketing wireless communications products that have security applications or are used directly in vehicles has increased significantly. In order to reflect such a trend, the Company’s peer group will change from time to time. In 2006, the Company added Directed Electronics, Inc. and Ituran Location & Control, Ltd. to its peer group replacing Alanco Technologies, Inc., At Road, Inc. and Qualcomm, Inc. We feel these changes more accurately depict the tracking and recovery of valuable mobile assets market segment that we should be compared against.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this proxy statement, in whole or in part, the following reports and the stock performance graph above shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act or under the Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Messrs. MacKinnon (Chairperson), Renfro and Rosenthal, who are independent directors, as defined by applicable NASDAQ rules, and operates under a written charter adopted by the Board.

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2005. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61, “Communications with Audit Committees,” as it may be modified or supplemented.

The Audit Committee has reviewed the Company’s auditing and accounting principles and practices, periodically discussed with management and the outside auditors major financial risk exposures and the quality and adequacy of the Company’s internal controls, and reviewed and reassessed the adequacy of its charter.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees,” as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence. The Audit Committee has reviewed the independent auditors’ fees for audit and non-audit services for the fiscal year ended December 31, 2005 and has considered whether the provision of non-audit services are compatible with maintaining the independent auditors’ independence. Based on the above, the Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the independent auditors’ independence at this time.

The Audit Committee met with the independent auditors subsequent to the completion of the audit, and has confirmed that there were no problems or difficulties encountered by the auditors, that no difficulties were encountered in the course of the audit work and that no restrictions were placed on the scope of the activities or access to required information.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

John H. MacKinnon (Chairperson)
Larry C. Renfro
Harvey Rosenthal

AUDITORS

Audit Fees

The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), to the Company in the last two fiscal years were as follows:

	2005	2004
Audit Fees	$669,000	$606,000
Audit-Related Fees	61,000	178,000
Tax Fees	240,000	150,000
All Other Fees	—	—

Total Fees	$970,000	$934,000

Audit fees. These fees comprise professional services rendered in connection with the audit of the Company’s consolidated financial statements for its annual report on Form 10-K and the review of the Company’s quarterly consolidated financial statements for its quarterly reports on Form 10-Q that are customary under auditing standards generally accepted in the United States. Audit fees also include consents for other SEC filings.

Audit-related fees. These fees comprise professional services rendered in connection with (i) audits of employee benefit plans, (ii) due diligence associated with the Company’s acquisition of Boomerang, (iii) financial accounting and reporting consultations and (iv) Sarbanes-Oxley Act, Section 404 advisory services.

Tax Fees. Fees for tax services consisted of tax compliance services and tax planning and advice services.

Fees for tax compliance services totaled $106,000 and $135,000 in 2004 and 2005, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of (i) federal, state and local income tax return assistance, (ii) sales and use, property and other tax return assistance, and (iii) assistance with tax audits and appeals.

Fees for tax planning and advice services totaled $44,000 and $105,000 in 2004 and 2005, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advice related to (i) structuring acquisitions and investments (ii) certain internal legal restructuring actions and other intra-group restructuring actions, and (iii) other miscellaneous consultations.

Services Provided by Deloitte & Touche

The Board recognizes the importance of maintaining the independence and objective viewpoint of the independent auditors. The Board also recognizes that the independent auditors possesses a unique knowledge of the Company, and can provide necessary and valuable services to the Company in addition to the annual audit. The Board has adopted guidelines and procedures to be followed by the Company when retaining the independent auditors to perform audit and non-audit services. Under the policy, all services provided by the independent auditors, both audit and non-audit, must be pre-approved by the Audit Committee in order to assure that the provision of such services does not impair the independent auditor’s independence. Pre-approved fee levels for all services to be provided by the independent auditors are also established by the Audit Committee and any proposed services exceeding these levels require specific pre-approval by the Audit Committee. The Audit Committee may delegate approval authority to one or more of designated members of the Audit Committee. The Audit Committee will not delegate the Audit Committee’s responsibilities to approve services performed by the independent auditors to management.

Since May 6, 2003, the date when SEC rules relating to approval of services by auditors became effective, all services for which the Company engaged the auditors were pre-approved by the Audit Committee. The total fees paid to Deloitte & Touche for services are set forth in the table above.

REPORT OF THE COMPENSATION COMMITTEE

The Company’s executive compensation program is administered by the compensation committee, which is responsible for, among other things, determining the compensation package of each executive officer. The Compensation Committee, elected annually by the directors, consists of Harvey Rosenthal (Chairperson), Lee T. Sprague, Robert J. Murray and Robert L. Rewey, all of whom are “independent” as defined by the NASDAQ rules. The Compensation Committee is responsible for reviewing the Company’s compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses and stock-based incentives to directors and officers, and also exercises authority with respect to the administration of the stock incentive plans of the Company.

The Charter of the Compensation Committee is available on the Internet at www.lojack.com

Compensation Philosophy and Practice

The Compensation Committee believes that leadership and motivation of the Company’s employees is critical to the continued success of the Company and the related stockholder returns. In support of this philosophy, the Compensation Committee structures its compensation programs to achieve the following objectives:

•	offer compensation opportunities that attract and retain exceptionally talented individuals;

•	motivate individuals to perform at their highest levels and reward achievements that further the business strategy of the Company;

•	align compensation with the achievement of corporate, division and individual goals;

•	enable the Company to attract, retain, motivate and reward executive officers who are expected to contribute to the long-term success of the Company; and

•	link a significant portion of an executive’s total compensation to the annual and long term financial performance of the Company as well as to the creation of shareholder value to encourage and motivate executives to manage from the perspective of persons with ownership interests in the Company.

Each year the Compensation Committee conducts a full review of the Company’s executive compensation program. Periodically this process includes a comprehensive review and detailed competitive analysis performed by an independent compensation consultant. This review includes a complete competitive analysis of salary, bonus, internal equity, equity ownership and long term incentive compensation. Such a thorough review was undertaken by the Compensation Committee in 2005 and is reflected in the decisions implemented in 2006. Based upon its deliberations, the Compensation Committee believes that the Company’s executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company’s management.

Continuing the practice instituted in 2003, for 2006, cash bonus awards will be based primarily on Company financial results. The Compensation Committee utilizes a formal Executive Incentive Program under which achievement of specific revenue, profit and personal objectives set early in the year are considered when making compensation decisions. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement other than Joseph F. Abely, the Compensation Committee also takes into account the views of Mr. Abely, the Company’s Chief Executive Officer. The Compensation Committee determines and recommends to the Board the compensation of the Chief Executive Officer without his participation.

Through the grant of stock-based incentives, the Compensation Committee seeks to provide executive officers with opportunities for significantly higher long term compensation arising out of strong long term performance, and significantly lower long term compensation when corporate performance is below expectations.

The Compensation Committee’s philosophy is that executive officers in positions that have the most direct impact on corporate performance should bear the highest risk, and have the highest potential reward, associated with corporate performance. Therefore, bonus and stock-based compensation comprise a greater percentage of total compensation for executive officers in these positions.

Committee Process

Executive compensation for 2006 was set over three meetings from November 2005 to February 2006. In preparation for those meetings, the Compensation Committee asked the Company’s human resources department to prepare a summary of all components of compensation for each executive officer, comprising (i) salary and bonus for the past three years, (ii) grant sizes and Black-Scholes values for stock options awarded in the past three years, (iii) grant sizes for restricted stock awarded in 2005, (iv) the aggregate value (measured by the difference between market price and exercise price) of vested and unvested stock options, (v) the cumulative value realized from the exercise of stock options (measured by the difference between the market price on the date of exercise and the exercise price), (vi) the value of all benefits and all other compensation of any kind, and (vii) the value of cash and benefits to be provided under various severance and change-in-control scenarios.

In January of 2006, the Compensation Committee adopted new forms of single trigger and double trigger change of control agreements (the “Agreements”). As a part of the process, the Compensation Committee retained an independent compensation consultant to review the Company’s form of agreement, practices at other companies and emerging concepts of best practices in the field. The Compensation Committee also retained independent outside employment law counsel to review and implement the consultant’s recommendations and the Compensation Committee’s determinations.

Single trigger change of control agreements were entered into with each of Joseph F. Abely, the Company’s Chief Executive Officer and Richard T. Riley, the Company’s President and Chief Operating Officer. Double trigger change of control agreements were entered into with each of William R. Duvall, the Company’s Executive Vice President and Chief Technology Officer, Thomas Wooters, the Company’s Executive Vice President and General Counsel, Kevin M. Mullins, the Company’s Senior Vice President and General Manager (U.S. Automotive), and Thomas M. Camp, the Company’s Senior Vice President and General Manager (International). A double trigger agreement with Michael Umana, the Company’s Senior Vice President and Chief Financial Officer, became effective when he assumed that office on March 15, 2006.

In setting the different components of compensation described below, the Compensation Committee considered all of the information described above in addition to the other factors described below with respect to each component of compensation. The Compensation Committee retained independent consultants to assist in this process, and expects to do so in the future, to further assist with developing, maintaining and structuring the Company’s executive compensation programs.

Compensation

Base Salary. Base salary compensation is generally set by the Compensation Committee within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management. In addition, consideration is given to other factors, including an officer’s contribution to the Company as a whole. The Compensation Committee does not, however, use a specific formula based on a ranking of the indicated criteria, but instead makes a subjective evaluation of each executive officer’s contributions and potential in light of such criteria. In April 2005, the Company’s executive officers, other than the Chief Executive Officer, received an average base salary increase of 4.85% and in April 2006, the Company’s executive officers, other than the Chief Executive Officer, received an average base salary increase of 6.25%.

Performance Bonuses. The Company’s executive officers are eligible for an annual cash bonus. Early in the year, the Compensation Committee establishes individual and Company performance standards. Executive officers are assigned target bonus levels and specific revenue and profit objective goals are set for each eligible officer. During the fiscal year ended December 31, 2005, the corporate performance standards were based primarily on growth in revenue and growth in operating income relative to established targets. The target bonus percentage for the Chief Executive Officer and for the President and Chief Operating Officer, is 60% and lower percentages apply to other executive officers. The amount of the target bonus paid, if any, to each executive officer depends on (i) overall corporate performance against goals and (ii) the officer’s success in achieving individual annual performance goals.

The Compensation Committee also considers individual achievements in areas such as departmental performance and leadership of special projects.

Over the past five fiscal years, the Compensation Committee has awarded cash bonuses to the Company’s executive officers. The awards for each year are generally declared and paid in the first quarter of the following year. The Compensation Committee recommended, and the Board approved, allocating $969,073 for bonus compensation to the Named Executive Officers for the fiscal year ended December 31, 2005, which was paid in the first quarter of 2006.

Management Stock Ownership. Under the LoJack Corporation 2003 Stock Incentive Plan, stock options and restricted stock may be granted to the executive officers, officers and other key employees of the Company. The Compensation Committee believes stock option and restricted stock grants provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company’s senior management. The Compensation Committee believes that it is important for the Company’s executive officers to hold significant levels of stock ownership in order to align the interests and objectives of the executive officers with those of the Company’s other shareholders, and that stock options alone may not achieve that goal.

On March 1, 2005 the Compensation Committee adopted a stock ownership policy requiring officers to own common stock of LoJack Corporation (the “Company”) having a value equal to the multiple of annual base salary stated below:

Chief Executive Officer	2 times annual base salary
President and Chief Operating Officer	1 1/2 times annual base salary
Corporate Officers and Corporate-level Vice Presidents	1 times annual base salary
Other Vice Presidents, including Regional Vice Presidents	1/2 times annual base salary

Officers are required to be in full compliance with the policy by December 31, 2009, and are expected to make progress toward compliance in the intervening period in accordance with the following schedule:

(i)	Seventy-five percent of target amounts by the end of 2007; and

(ii)	Eighty-five percent of target amounts by the end of 2008.

Equity-Based Compensation. Equity awards under the Company’s 2003 Stock Incentive Plan are intended to align directly the interests of the Company’s executive officers with those of its stockholders. While cash bonuses are based upon achievement of annual goals, equity awards are intended to provide incentive to executive officers for long-term value creation. The Compensation Committee considers equity compensation to be an important method of providing an incentive for executive officers to remain with, and to continue to make significant contributions to, the Company.

Stock Options. Historically, stock options have been the only form of equity award granted by the Company under the 2003 Plan and other stock incentive plans (excluding employee stock purchase plans). During 2004 and again in 2005, the Compensation Committee retained consultants to advise the Company regarding its equity compensation strategy in light of trends in equity compensation, evolving shareholder concerns regarding equity compensation of publicly held companies, compensation issues unique to the Company and anticipated new accounting for equity awards. The Compensation Committee significantly reduced option grants, and instituted restricted stock grants for the first time. For 2005, option grants were further reduced and restricted stock grants were split between conventional restricted stock grants and grants of performance based incentive stock grants which vest only upon achievement of operating income goals over 2006 and 2007.

On February 16, 2006, the Compensation Committee approved the grant of 39,200 Senior Management Options including the grant of 21,400 to the Company’s executive officers to purchase Common Stock at $22.18 per share, as follows: Joseph F. Abely, 6,900; Richard T. Riley, 5,200; William R. Duvall, 3,500; Thomas A. Wooters, 3,200 and Kevin M. Mullins, 2,600. The Senior Management Options are seven year options which vest in equal annual increments over the first four years from the date of grant. The Compensation Committee also approved the grant of 56,525 shares of restricted stock and 48,800 shares of Incentive Stock, including the grant of 35,100 shares of restricted stock and 39,700 shares of Incentive Stock to the Company’s executive officers as follows: Joseph F. Abely, 13,500/18,000; Richard T. Riley, 9,000/13,500; William R. Duvall, 4,200/2,900; Thomas A. Wooters, 4,200/2,900 and Kevin M. Mullins, 4,200/2,400. The Compensation Committee considers these option and restricted stock grants reflective of the performance of executive officers during the fiscal year ended December 31, 2005, as measured by corporate and individual performance standards and consistent with the intent and purposes of the Company’s compensation philosophy. The Compensation Committee also believes that a combination of stock options and restricted stock best aligns the interest of management with shareholders and promotes long-term executive stock ownership. Restrictions on the restricted stock grants lapse after three years. The Compensation Committee believes that three year cliff vesting promotes a longer term perspective and enhances retention of key management. Senior management options granted to executive officers decreased from 189,000 for 2004 to 39,200 for 2005. The total number of annual employee stock options granted decreased from 66,825 for 2004 to 45,050 for 2005.

All grants of options and restricted stock are pursuant to the LoJack Corporation 2003 Stock Incentive Plan.

Employee Stock Purchase Plan. Under the Company’s employee stock purchase plan, all eligible employees of the Company, including executive officers, may purchase shares of common stock through payroll deductions. Offerings under the plan occur over a six-month period. Shares are purchased at a price equal to 85% of the lower of the fair market value of the common stock on the first or last day of the offering period. An aggregate of up to 548,148 shares remain available for issuance under the plan.

Personal Benefits. The Company’s practice is not to provide special perquisites and benefits to executive officers. Executive officers are compensated through salary and incentive compensation and not through personal benefits and perquisites. With the limited exceptions described in the Summary Compensation Table on page 6, health and welfare benefits are provided to executive officers on the same terms as other employees. The Company provides a car for the Chief Executive Officer, on the basis described in the Summary Compensation Table on page 6. Otherwise the Company does not provide cars, parking spaces, private air travel, family travel reimbursement, or other special travel benefits to executive officers. The Company does not maintain lodging for the benefit of executive officers or reimburse executive officers for lodging expenses except in connection with business travel. The Company does not provide personal services to executive officers or reimburse executive officers for any such services except that, in order to enable executives to focus more on management responsibility with less distraction from personal financial demands, the Company provides financial planning services to executive officers. The Company does not provide club memberships or other personal social or entertainment benefits to executive officers, nor does it reimburse executive officers for any such costs. The Company does not make loans or provide guarantees to executive officers.

Chief Executive Officer Compensation

In determining the compensation of the Company’s Chief Executive Officer during 2005, Joseph F. Abely, the Compensation Committee considered the demonstrated leadership he brings to the Company and the performance of the Company during the fiscal year ended December 31, 2005, as measured against the Company performance standards established by the Compensation Committee. Goals of the Board and of senior management included increasing penetration rates through the Company’s existing automobile dealer channel and markets, beginning the process of opening new domestic sales channels and introducing new products, planning and managing the integration of Boomerang Tracking Inc., assisting international licensees in adopting international best practices, continued reductions to domestic and international installed product costs, continuing to develop improved technology and products and achieve control of intellectual property incorporated in Company products to facilitate competition among potential suppliers. In light of performance measured against these factors, the Board approved, based on the Compensation Committee’s recommendation, an award of 6,900 options, 9,000 shares of restricted stock and 13,500 shares of Incentive Stock under the 2003 Stock Incentive Plan and a bonus of $289,125, all of which were granted or paid to Mr. Abely in the first quarter of 2006.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the corporation’s Chief Executive Officer and four other most highly compensated executive officers. Certain performance-based compensation approved by the Company’s stockholders, including option grants under the Company’s 2003 Plan, is not subject to the deduction limit. The Company reviews periodically the potential consequences of Section 162(m), and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m). However, to maintain flexibility in compensating executive officers in a manner designed to achieve varying corporate goals, the Compensation Committee does not have a policy that all compensation must be deductible.

The foregoing has been furnished by the Compensation Committee:

Harvey Rosenthal (Chairperson)
Lee T. Sprague
Robert J. Murray
Robert L. Rewey

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until November 30, 2003, Thomas A. Wooters, Executive Vice President and General Counsel to the Company, was an attorney of counsel to Sullivan & Worcester LLP, the Company’s outside counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT SHAREHOLDERS

The following table sets forth certain information as of March 20, 2005, with respect to the voting securities of the Company beneficially owned by: (1) any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock, (2) each director or director nominee of the Company, (3) each of the Named Executive Officers and (4) all directors, director nominees and executive officers of the Company as a group. A person is deemed to be the beneficial owner of voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of March 20, 2005 (defined as “Currently Exercisable Options” for purposes of the table and footnotes below). As used herein, “voting power” is the power to vote or direct the voting of shares, and ‘investment power” is the power to dispose of or direct the disposition of shares. Except as provided in the table or the notes thereto, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person, and has a mailing address c/o LoJack Corporation, 200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts 02090.

Name of Beneficial Owner	Amount And Nature of Beneficial Ownership		Percent of Class
Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,100,758	(1)	5.78%
Joseph F. Abely	341,566	(2)	1.77%
Ronald J. Rossi	284,176	(3)	1.48%
Lee T. Sprague	273,132	(4)	1.43%
William R. Duvall	226,556	(5)	1.18%
Kevin M. Mullins	161,100	(6)	*
Robert J. Murray	93,178	(7)	*
Larry C. Renfro	92,678	(8)	*
Thomas A. Wooters	82,234	(9)	*
Harvey Rosenthal	46,678	(10)	*
Richard T. Riley	44,385	(11)	*
Thomas M. Camp	42,500	(12)	*
Peter Conner	30,009	(13)	*
John H. MacKinnon	26,178	(14)	*
Michael Umana	10,000		*
Robert L. Rewey	8,678	(15)	*
Maria Renna Sharpe	0		*
All Executive Officers and directors as a group (16 People)	1,763,048		8.77%

*	Less than one percent (1%) of the outstanding Common Stock.
1)	According to Amendment No. 6 to Schedule 13G, filed with the SEC on February 14, 2006, Wellington Management Company, LLP beneficially owns an aggregate of 1,100,758 shares and exercises shared voting power with respect to 794,358 and shared dispositive power with respect to 1,100,758 shares.
2)	Includes 227,955 shares issuable upon exercise of Currently Exercisable Options.
3)	Includes 200,024 shares issuable upon exercise of Currently Exercisable Options.
4)	Includes (i) 5,000 shares held in spouse’s name and (ii) includes 42,500 shares issuable upon exercise of Currently Exercisable Options.
5)	Includes 206,750 shares issuable upon exercise of Currently Exercisable Options.
6)	Includes 147,500 shares issuable upon exercise of Currently Exercisable Options.
7)	Includes 42,500 shares issuable upon exercise of Currently Exercisable Options.
8)	Includes 42,500 shares issuable upon exercise of Currently Exercisable Options.
9)	Includes 48,750 shares issuable upon exercise of Currently Exercisable Options.

10)	Includes 32,500 shares issuable upon exercise of Currently Exercisable Options.
11)	Includes 10,000 shares issuable upon exercise of Currently Exercisable Options.
12)	Includes 30,000 shares issuable upon exercise of Currently Exercisable Options.
13)	Includes 21,250 shares issuable upon exercise of Currently Exercisable Options.
14)	Includes 20,000 shares issuable upon exercise of Currently Exercisable Options.
15)	Includes 3,000 shares held in a trust of which spouse is trustee and beneficiary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the SEC and NASDAQ reports of beneficial ownership and changes in beneficial ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company during the fiscal year ended December 31,2005 or written representations from certain persons furnished to the Company that no reports were required to be filed for those persons, the Company believes that all reports required to be filed and all transactions required to be disclosed by Section 16(a) of the Exchange Act were filed or disclosed in a timely fashion during the fiscal year ended December 31, 2005, except that Larry Renfro filed one late report regarding one exercise of options.

SHAREHOLDER COMMUNICATIONS

The Nominating/Corporate Governance Committee and other non-management directors shall receive and consider communications from interested parties who wish to make their concerns known to non-management directors or the Board as a whole. Such communications may be addressed to the Company, c/o Clerk, 200 Lowder Brook Drive, Suite 1000, Westwood, MA 02090. The Nominating/Corporate Governance Committee shall receive these communications from the Clerk, and such communications shall not be screened prior to review by the Nominating/Corporate Governance Committee. Any communications addressed to individual directors or other committees of the Board shall be delivered to the addressees promptly following the receipt of such notice.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the Company’s 2007 annual meeting of shareholders must be received at the executive offices of the Company not later than December 15, 2006, and must otherwise satisfy the conditions established by the SEC and by the Company’s Bylaws in order to be considered for inclusion in the Company’s proxy statement and proxy for that meeting. Proposals by shareholders intended for presentation at the 2007 annual meeting, but not intended to be included in the Company’s proxy statement for that meeting must be received at the executive offices of the Company no later than February 23, 2007 and must otherwise satisfy the conditions established by the SEC and by the Company’s Bylaws.

ANNUAL REPORT

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005 is being furnished to shareholders of record of the Company concurrently with this proxy statement. The Annual Report to shareholders does not, however, constitute a part of the proxy soliciting material.

OTHER MATTERS

As of the date of this proxy statement, management of the Company knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

By order of the Board,

/S/ THOMAS A. WOOTERS, Clerk

LOJACK CORPORATION C/O AMERICAN STOCK TRANSFER 6201 15TH AVENUE ATTN: ISSAC KAGAN BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by LoJack Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to LoJack Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Please date, sign and mail your proxy card back as soon as possible!

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LOJCK1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOJACK CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	Fix the number of directors at 7 and elect the following nominees as directors:				For All Nominees	Withhold For All	For All Except	If you do not wish these shares voted “For” a particular nominee, mark the “For All Except” box and write such nominee’s number(s) on the line below.

	Nominees:	01) Joseph F. Abely	05) John H. MacKinnon		☐	☐	☐
		02) Robert J. Murray	06) Robert L. Rewey
		03) Harvey Rosenthal	07) Richard T. Riley					Your shares will be voted for the remaining nominee(s).
04) Maria Renna Sharpe

								For	Against	Abstain
2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors for 2006.							☐	☐	☐

3.	In their discretion, act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint owners, each party should sign.

PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Stockholder’s signature	Date	Co-owner’s signature	Date

PROXY

LOJACK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 18, 2006

The undersigned stockholder of LoJack Corporation, a Massachusetts corporation (the “Company”) hereby appoints Joseph F. Abely and Richard T. Riley (or either of them) as proxies for the undersigned, with full power of substitution in each of them, to vote all shares of the Company owned by the undersigned on March 20, 2006, at the Annual Meeting of Stockholders of LoJack Corporation, to be held on May 18, 2006, at 10:00 a.m. at the Dedham Hilton, 25 Allied Drive, Dedham, MA 02026, and at any adjournment or postponement thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the notice of Annual Meeting of Stockholders and Proxy Statement, dated March 31, 2006, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

The shares represented by this proxy will be voted as directed by the stockholder on the reverse side hereof. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all the nominees in Proposal 1, “FOR” Proposal 2 and in the discretion of proxies on Proposal 3 on the reverse side hereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE